Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 19, 2002, accompanying the consolidated financial statements of Teknowledge Corporation and subsidiary included in the Annual Report on Form 10–KSB for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/Grant Thornton LLP
Grant Thornton LLP

San Jose, California
September 26, 2002